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  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           --------------------------

                          HOMECOM COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  DELAWARE                                    58-2153309
       (State or Other Jurisdication                       (I.R.S. Employer
     of Incorporation or Organization)                  Identification Number)


                             BUILDING 14, SUITE 100
                                PIEDMONT CENTER
                               3535 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305
          (Address of Principal Executive Offices, Including Zip Code)


                           --------------------------

If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon         securities and is to become effective
filing pursuant to General               simultaneously with the effectiveness
Instruction A(c)(1) please check         of a concurrent registration statement
the following box.      [ ]              under the Securities Act of 1933
                                         pursuant to General Instruction
                                         A(c)(2) please check the following
                                         box.      [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:


                                     NONE

                              -----------------

      Securities to be registered pursuant to Section 12 (g) of the Act:

           Title of Each Class                  Name of Each Exchange on Which
            to be Registered                    Each Class is to be Registered
            ----------------                    ------------------------------
Common Stock, par value $.0001 per share          Nasdaq SmallCap(TM) Market


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THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES.  CERTAIN EXHIBITS ARE
INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 FILED CONCURRENTLY HEREWITH.
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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, par value $.0001 per share, appearing under the caption "Description of Capital Stock" in the Prospectus contained in the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission concurrently herewith, and as such section may be amended until the time such Registration Statement is declared effective. The form of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the aforesaid Registration Statement on Form S-1.


ITEM 2.  EXHIBITS.

         The following exhibits are filed as part of the Registration Statement.

         2(a) Registration Statement on Form S-1, as filed with the Securities and Exchange Commission concurrently herewith.

         2(b)    Form of Amended and Restated Certificate of Incorporation.(1)

         2(c)    Form of Amended and Restated Bylaws.(2)

         2(d) Copy of form of stock certificate for the Registrant's Common Stock.(3)

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1.       Incorporated herein by reference to Exhibit 3.1 of the Registrant's
         Registration Statement on Form S-1.
2. Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1.
3.       Specimen to be provided upon availability.
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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    HOMECOM COMMUNICATIONS, INC.



                                    By: /s/ Harvey W. Sax
                                       -----------------------------------------
                                        Harvey W. Sax
                                        President and Chief Executive Officer


Date:    March 19, 1997


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